UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2011

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 31, 2011, holders of the Company’s 3.5% Senior Subordinated Convertible Notes Due 2026 (the “Notes”) validly tendered $87,278,000 of the $150,602,000 outstanding principal amount of the Notes to the Company pursuant to the terms of the Company’s Indenture regarding the Notes dated as of January 31, 2006, by and among the Company, as Issuer, the subsidiary guarantors named therein, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Additional Guarantors as reflected in the Amended and Restated Supplemental Indenture dated as of February 19, 2010 (the “Indenture”). The Company completed the purchase of the $87,278,000 of the Notes on April 1, 2011. $63,324,000 of the Notes remain outstanding.

The disclosure contained in this Item 8.01 does not purport to be a complete description of the Indenture and is qualified in its entirety by reference to the Indenture, which was filed as Exhibit 4.1 to our Form 8-K filed February 2, 2006 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

April 1, 2011	By:	Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President